UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

September 12, 2006
Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On September 12, 2006, Health Care Property Investors, Inc. (“HCP”) entered into an Underwriting Agreement with the underwriters named therein pursuant to which HCP will issue $300 million aggregate principal amount of Floating Rate Notes Due 2008 (the “2008 Notes”), $300 million aggregate principal amount of 5.95% Notes Due 2011 (the “2011 Notes”) and  $400 million aggregate principal amount of 6.30% Notes Due 2016 (the “2016 Notes” and together with the 2008 Notes and the 2011 Notes, the “Notes”). The Notes are governed by the terms of a Debt Indenture (the “Indenture”) between HCP and The Bank of New York, as Trustee, dated as of September 1, 1993.

The interest rate on the 2008 Notes is subject to adjustment based on changes in the three-month U.S. Dollar London Interbank Offered Rate.  HCP will pay interest on the 2008 Notes quarterly on March 15th, June 15th, September 15th and December 15th of each year, beginning December 15, 2006. HCP will pay interest on the 2011 Notes and the 2016 Notes semi-annually on March 15th and September 15th, beginning March 15, 2007.

The Notes are senior unsecured debt obligations and will rank equally among themselves and with all of HCP’s other present and future senior unsecured indebtedness.

The 2008 notes are redeemable, in whole or in part, at 100% of the aggregate principal amount, plus accrued and unpaid interest, if any, beginning on March 15, 2007, and quarterly thereafter.  HCP may redeem all or part of the 2011 Notes or the 2016 Notes at any time at its option at a redemption price equal to the greater of (1) the principal amount of the notes being redeemed plus accrued interest to the redemption date and (2) a “make-whole” amount based on the yield of a comparable U.S. Treasury security plus 20 basis points for the 2011 Notes and 25 basis points for the 2016 Notes.  For more information, refer to “Description of the Notes – Optional Redemption of Floating Rate Notes,” “Description of the Notes – Optional Redemption of Fixed Rate Notes” in the Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”) by HCP on September 14, 2006 (the “Final Prospectus”).

In addition, if we experience a Change of Control and the notes are rated below Investment Grade by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. as a result, we will offer to repurchase all of the notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the repurchase date.  See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event,” in the Final Prospectus, for further information about the offer to repurchase and for definitions of Change of Control and Investment Grade.

The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-137225) (the “Registration Statement”) previously filed with the Commission by HCP under the Act. Copies of the Underwriting Agreement and the forms of Notes are filed as exhibits hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

HCP hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement which was filed on September 11, 2006 and supplemented by the Prospectus Supplement filed with the Securities and Exchange Commission on September 14, 2006, or otherwise pursuant to requirements of Form 8-K:

1.1                         Underwriting Agreement, dated September 12, 2006.

4.1                         Form of Floating Rate Notes Due 2008.

4.2                         Form of 5.95% Notes Due 2011.

4.3                         Form of 6.30% Notes Due 2016.

5.1                         Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

5.2                         Opinion of Sullivan & Cromwell LLP.

23.1                   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

23.2                   Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).

99.1                   Information relating to Item 14 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2006

By:	/s/ Edward Henning
Edward J. Henning
Senior Vice President,
General Counsel and
Corporate Secretary